Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Acadia Realty Trust
White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-157886, 333-31630, 333-139950, 333-114785 and 333-126712) and Form S-8 (Nos. 33-95966, 333-87993 and 333-106758) of Acadia Realty Trust of our reports dated March 1, 2010, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Acadia Realty Trust’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, NY

March 1, 2010